Exhibit 99.1

Vanda Pharmaceuticals Provides an Update to HETLIOZ® ANDA Litigation Appeal: Federal Circuit grants motion to temporarily enjoin generic launch

WASHINGTON, December 16, 2022 /PRNewswire/ — Vanda Pharmaceuticals Inc. (Vanda) (Nasdaq: VNDA) today provided an update on its appeal of the recent HETLIOZ® ANDA litigation ruling.

On December 14, 2022, Vanda appealed the December 13th decision of the United States District Court for the District of Delaware in the HETLIOZ® ANDA litigation to the United States Court of Appeals for the Federal Circuit and requested an injunction prohibiting market entry by Teva Pharmaceuticals USA, Inc. (Teva) and Apotex Inc. (Apotex) while the appeal is pending. Today, the Court granted a temporary injunction to prohibit market entry by Teva and Apotex until at least January 6, 2023 while the Court considers Vanda’s pending motion for an injunction that would extend until the Court decides the appeal.

About Vanda Pharmaceuticals Inc.

Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com and follow us on Twitter @vandapharma.

About HETLIOZ®

For full U.S. Prescribing Information for HETLIOZ® and HETLIOZ LQ®, including indication and Important Safety Information, visit www.hetlioz.com.

Corporate Contact:

Kevin Moran Senior Vice President, Chief Financial Officer and Treasurer

Vanda Pharmaceuticals Inc.

202-734-3400

pr@vandapharma.com

Elizabeth Van Every

Head of Corporate Affairs

Vanda Pharmaceuticals Inc.

202-734-3400

pr@vandapharma.com